AMENDMENT NO. 1 TO
                    LICENSING AGREEMENT AND LETTER AGREEMENT

         THIS AMENDMENT NO. 1 TO LICENSING AGREEMENT AND LETTER AGREEMENT (this "Amendment No. 1") is made and entered into as of September 30, 2003 by and among Buzztime Entertainment, Inc. ("Buzztime"), NTN Communications, Inc. ("NTN"), Media General Operations, Inc. ("Media General") and Neal F. Fondren.

                                    RECITALS

         Buzztime, NTN and Media General are parties to a Licensing Agreement dated as of May 7, 2003 (the "Licensing Agreement") and desire to amend the Licensing Agreement in accordance with the terms set forth in this Amendment No. 1 and to enter into certain other agreements. Capitalized terms used, but not defined, herein have the meanings ascribed to such terms in the Licensing Agreement.

        1. Amendment to Section 10.2. Section 10.2 of the Licensing Agreement is hereby amended and restated in its entirety to read as set forth below:

                  10.2 Renewal of Term. Unless terminated earlier in accordance with its terms before the end of the Initial Term, BUZZTIME may renew this Agreement for an additional five (5) year term (the "Renewal Term") by providing written notice to the other Parties at least fifteen (15) days prior to the end of the Initial Term, if by such time, the BUZZTIME Channel offering is available in a minimum of thirty-five percent (35%) of all digital cable subscriber households in the United States; provided, however, that if by such time the BUZZTIME Channel offering is not available in a minimum of thirty-five percent (35%) of all digital cable subscriber households in the United States, BUZZTIME may renew this Agreement for an additional five (5) year term by providing written notice to the other Parties at least fifteen (15) days prior to the end of the Initial Term, but the licenses granted by Media General to Buzztime pursuant to Sections 2.1 and 2.2 of this Agreement during such Renewal Term shall not be exclusive licenses, but shall be non-exclusive licenses for the entire Renewal Term, notwithstanding any other provisions of this Agreement to the contrary, including, without limitation, the provisions of Section 2.2 of this Agreement which provide for a non-exclusive license to become an exclusive license or BUZZTIME's satisfaction of the Condition of Exclusivity. The Initial Term and the Renewal Term (if any) are, collectively, the "Term."

        2. Amendment to Section 3.2. Section 3.2 of the Licensing Agreement is hereby amended and restated in its entirety to read as set forth below:

                  3.2 License Fee for Renewal Term. Upon commencement of any Renewal Term, BUZZTIME shall pay MEDIA GENERAL One Hundred Fifty Thousand Dollars ($150,000.00) as follows:

         (a) Issuance of Renewal License Fee Shares. Subject to the terms and conditions of the Investment Agreements, including the representations and warranties made therein, on the effective date of the Renewal Term, NTN will issue to MGI,or its nominee, a number of shares of NTN common stock, par value $.005 per share, with an aggregate value of $150,000, or, if BUZZTIME's common stock is publicly traded, BUZZTIME will issue to MGI, or its nominee, a number of shares of BUZZTIME common stock, par value $.001 per share, with an aggregate value of $150,000 ("Renewal License Fee Shares"). The determination regarding whether the payment will be made in NTN common stock or BUZZTIME common stock shall be made by MEDIA GENERAL, in its sole discretion. For purposes of this Section 3.2, the value of each share of NTN common stock will be equal to the average closing price of the common stock on the American Stock Exchange (or other primary national securities exchange or Nasdaq national market on which such shares are listed or quoted for trading) for the twenty (20) trading days immediately prior to the effective date of the Renewal Term, and the value of each share of BUZZTIME common stock will be equal to the average closing price of the common stock on the primary national securities exchange or Nasdaq national market on which such shares are listed or quoted for trading for the twenty (20) trading days immediately prior to the effective date of the Renewal Term. If, as of the effective date of the Renewal Term, the NTN common stock is not then traded on the American Stock Exchange or other primary national securities exchange or the Nasdaq national market and/or the BUZZTIME common stock is not then traded on a primary national securities exchange or Nasdaq national market, MEDIA GENERAL may elect to be paid the $150,000 payment in cash. In addition, if MEDIA GENERAL elects to be paid in NTN common stock and NTN is prohibited by Section 8.15 of the Securities Purchase Agreement included in the Investment Agreements from issuing the full number of shares of NTN common stock otherwise due under this
                  Section 3.2, then NTN shall issue the maximum number of shares of NTN common stock permitted under Section 8.15 of such Securities Purchase Agreement and pay the balance in cash.

         (b) Legends. The certificates evidencing the Renewal License Fee Shares may bear a legend as provided in the Securities Purchase Agreement.

         (c) Registration Rights; Other Rights. NTN or BUZZTIME, as applicable, will grant certain registration rights and certain other rights with respect to the Renewal License Fee Shares as provided in the Buzztime Investor Rights Agreement included in the Investment Agreements.

          3. Miscellaneous. The Licensing Agreement is hereby deemed amended in all respects necessary to give effect to the agreements contained in paragraphs 1 and 2 of this Amendment No. 1, whether or not a particular Section or provision of the Licensing Agreement has been referred to in paragraphs 1 and 2 of this Amendment No. 1. Except as amended by paragraphs 1 and 2 of this Amendment No. 1, the Licensing Agreement shall remain unchanged and in full force and effect. From and after the date of this Amendment No. 1, each reference in the Licensing Agreement to "this Agreement," "hereof," "hereunder" or words of like import, and all references to the Licensing Agreement in any and all agreements, instruments and documents (other than in this Amendment No. 1 or as otherwise expressly provided) shall be deemed to mean the Licensing Agreement, as amended by this Amendment No. 1.

        4. Options and Board Compensation. Reference is made to the letter dated May 8, 2003 (the "May Letter") from Stanley B. Kinsey, Chairman and Chief Executive Officer of NTN, to Mr. Neal F. Fondren ("Fondren") with respect to certain compensation to be paid to Fondren by NTN, and certain options of NTN. NTN, Media General and Fondren acknowledge and agree that Media General has a policy which generally does not permit employees of Media General who serve as officers or directors of other companies ("Third Parties") at the request of Media General while employed by Media General to be compensated by such Third Parties. NTN agrees to amend the May Letter so that all cash compensation and options referred to in the May Letter shall be payable to Media General and not to Fondren (with all shares of common stock issued upon exercise of any such options having liquidity comparable to the liquidity of the shares of common stock which would have been issued upon the exercise of any such options issued to Fondren), and (a) NTN agrees to report all such compensation, in accordance with applicable aw, as taxable to Media General and not to Fondren. In connection with the foregoing, NTN agrees to obtain all necessary internal approvals and use its commercially reasonable efforts to obtain all necessary approvals of third parties, and (b) NTN shall comply with all applicable laws (including, without limitation, all securities laws). Subject to the terms and conditions of this paragraph 4, each of NTN and Media General will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this paragraph 4.


        5. Counterparts. This Amendment No. 1 may be executed in counterparts, each of which will be deemed an original.

        IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date written above.



                            NTN COMMUNICATIONS, INC.



                            By:  /s/James B. Frakes
                               ---------------------------------------
                            Name:   James B. Frakes
                                 -------------------------------------
                            Title:  Chief Financial Officer
                                  ------------------------------------


                            BUZZTIME ENTERTAINMENT, INC.



                            By:  /s/James B. Frakes
                               ---------------------------------------
                            Name:   James B. Frakes
                                 -------------------------------------
                            Title:  Chief Financial Officer
                                  ------------------------------------


                            MEDIA GENERAL, INC.



                            By:  /s/Neal Fondren
                               ----------------------------------------
                            Name:   Neal Fondren
                                 --------------------------------------
                            Title:  Vice President
                                  -------------------------------------




                            /s/Neal F. Fondren
                            -------------------------------------------
                               Neal F. Fondren